Exhibit 10.7

SIXTH AMENDMENT TO LOAN DOCUMENTS

THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of December 1, 2020, is among Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.), a Delaware corporation (“Stratos”), American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.), a Delaware corporation (“Parent” and together with Stratos, collectively and individually, “Borrower”), COMPUTEX, INC., a Texas corporation (“Computex”), FIRST BYTE COMPUTERS, INC., a Minnesota corporation (“First Byte”), ENETSOLUTIONS, L.L.C., a Texas limited liability company (“eNET”, and together with Computex and First Byte, collectively, “Existing Guarantors”, and each, individually, an “Existing Guarantor”), AVCTECHNOLOGIES USA INC., a Delaware corporation (“AVC”), and KANDY COMMUNICATIONS LLC, a Delaware limited liability company (“KC”, and together with AVC, the “New Guarantors”, and each individually, a “New Guarantor”, and together with the Existing Guarantors, the “Guarantors” and individually, a “Guarantor”), and COMERICA BANK (“Bank”).

RECITALS:

A. Borrower and Bank are party to that certain Credit Agreement dated as of December 18, 2017 (as the same has been or may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, (i) Borrower and the Existing Guarantors (other than Parent) are party to that certain Security Agreement dated as of December 18, 2017 in favor of Bank, (ii) Parent is party to that certain Security Agreement dated as of April 7, 2020 in favor of Bank and (iii) New Guarantors are party to that certain Security Agreement dated as of the date hereof in favor of Bank (collectively, as the same have been or may be amended, restated or modified from time to time, the “Security Agreement”).

C. In connection with the Credit Agreement, (i) the Existing Guarantors (other than Parent) are party to that certain Guaranty dated as of December 18, 2017 in favor of Bank, and (ii) Parent is party to that certain Guaranty dated as of April 7, 2020 in favor of Bank and (iii) New Guarantors are party to that certain Guaranty dated as of the date hereof in favor of Bank (collectively, as the same have been or may hereafter be amended, restated or otherwise modified from time to time, the “Guaranties”).

D. In connection with the Credit Agreement, the Borrower and Existing Guarantors are party to that certain Advance Formula Agreement dated as of December 18, 2017 (as the same has been or may hereafter be amended, restated or otherwise modified from time to time, the “Advance Formula Agreement”).

E. Borrower, Guarantors, and Bank now desire to amend the Credit Agreement and the other Loan Documents as provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows (all provisions of this Amendment being effective as of the date hereof unless otherwise stated herein):

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE II

Amendments to Loan Documents

Section 2.1 Additions to Definitions in Section 1(a) of the Credit Agreement. The following definitions are hereby added to Section 1(a) of the Credit Agreement in alphabetical order in their entirety as follows:

“2020 Subscription Agreement” shall mean that certain Securities Purchase Agreement dated as of [December 1], 2020 by and among AVCT, SPAC Opportunity Partners Investment Sub LLC, Ribbon Communications Inc. and the other parties thereto.

“AVCT” shall mean ACVtechnologies USA Inc., a Delaware corporation.

“KC Acquisition” shall mean the acquisition by AVCT of certain assets of the RC Sellers pursuant to the terms and conditions of the KC Purchase Agreement.

“KC Purchase Agreement” shall mean that certain Amended and Restated Purchase Agreement dated as of [December 1], 2020 by and among RC Sellers and Parent.

“RC Sellers” shall mean, collectively, Ribbon Communications Inc., a Delaware corporation, Ribbon Communications Operating Company, Inc., a Delaware corporation, and Ribbon Communications International Limited, an Ireland company.

“Sixth Amendment Effective Date” shall mean December ___, 2020.

“TSA Agreement” shall mean that certain Transition Services Agreement dated as of [December 1], 2020 by and between Parent and Ribbon Communications Operating Company, Inc.

Section 2.2 Amendment to Definitions in Section 1(a) of the Credit Agreement. The following definition in Section 1(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“2020 Subordinated Debt” shall mean the Debt owed by Parent, Borrower and Borrower’s Subsidiaries pursuant to the following documents: (a) the Securities Purchase Agreement dated on or about the Third Amendment Effective Date, by and among Parent and the investors party thereto and any and all convertible debentures (including any such debentures issued following the Third Amendment Effective Date in accordance with the terms of such Securities Purchase Agreement) and warrants to purchase common stock issued pursuant thereto; (b) any other convertible debentures and warrants having substantially the same terms, conditions and subordination provisions as the debentures and warrants issued pursuant to the foregoing clause (a) issued pursuant to one or more agreements entered into on or after the Fifth Amendment Effective Date; (c) the Registration Rights Agreement dated on or about the Third Amendment Effective Date, by and among Parent and the holders party thereto; (d) the subordinated promissory notes dated on or about or within 60 days following, the Third Amendment Effective Date in an amount not to exceed $7,000,000 in the aggregate, by Parent in favor of certain holders party thereto and issued in settlement of certain obligations of Parent to the holders thereof as evidenced by letter agreements (or other agreements evidencing such settlements) dated on or about or within 60 days following, the Third Amendment Effective Date between Parent and each holder of such subordinated promissory notes; and (e) any other documents, agreement, and instruments related thereto; provided, however, that the aggregate principal amount of any convertible debentures issued pursuant to the foregoing clauses (a) and (b) shall not exceed, in the aggregate, $200,000,000.

Section 2.3 Addition to Section 2 of the Credit Agreement. A new clause (d) is added to the end of Section 2 of the Credit Agreement to read in its entirety as follows:

(d) Mandatory Prepayments.

(i) Subject to clause (ii) below, immediately upon receipt by any Loan Party of any net cash proceeds from the issuance of any Equity Interests of such Loan Party or from the issuance of any Subordinated Debt in an aggregate amount equal to or greater than $12,500,000, Borrower shall make a prepayment to Bank in an amount equal to $250,000 for the first $12,500,000 of net cash proceeds received and thereafter, prepayments of $250,000 for each additional incremental $12,500,000 of net cash proceeds received by Borrower.

(ii) Each mandatory prepayment under this clause (d) shall be applied to the Indebtedness in such order and manner as determined by Bank. No prepayment penalty or premium shall be required with respect to any mandatory prepayment made pursuant to this clause (d); provided however, the foregoing shall in no way limit the obligation of Borrower to reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result of Borrower making any prepayment of Indebtedness bearing interest at the LIBOR-based Rate (as defined in the Revolving Credit Note and Term Note, as applicable) on any date other than the last day of the Interest Period (as defined in the Revolving Credit Note and Term Note, as applicable) applicable thereto, in accordance with the provisions of the Revolving Credit Note and Term Note, as applicable.

Section 2.4 Addition to Section 4(k) of the Credit Agreement. A new sentence is added to the end of Section 4(k) of the Credit Agreement to read in its entirety as follows:

Notwithstanding anything to the contrary contained in this clause (k), AVCT may permit RC Sellers to receive collections and receipts of AVCT and its Subsidiaries in accordance with the TSA Agreement for the period beginning on the Sixth Amendment Effective Date through and including [December 1], 2021.

Section 2.5 Amendment to Section 4(m) of the Credit Agreement. Section 4(m) of the Credit Agreement is amended and restated to read in its entirety as follows:

(m) 2020 Subscription Agreement and other Funds. Upon receipt of any proceeds under the 2020 Subscription Agreement or any proceeds from any other Subordinated Debt issuances or issues of Equity Interests, Borrower shall promptly deposit all such proceeds into a deposit account maintained with Bank.

Section 2.6 Amendment to Section 5(a) of the Credit Agreement. The period at the end of Section 5(a) of the Credit Agreement is deleted and the following is inserted in lieu thereof:

, and (iv) the redemption of up to $5,000,000 of convertible debentures issued to the RK Sellers, in accordance with the terms of the KC Purchase Agreement and that certain Investor Rights Agreement dated as of [December 1, 2020] by and among Parent, Ribbon Communications, Inc. and the other parties thereto, in each case, as in effect as of the Sixth Amendment Effective Date, so long as no Event of Default has occurred and is continuing or would result therefrom.

Section 2.7 Amendment to Section 5(i) of the Credit Agreement. The period at the end of Section 5(i) of the Credit Agreement is deleted and the following is inserted in lieu thereof:

, and (vii) the KC Acquisition.

ARTICLE III

No Waiver

Section 3.1 No Waiver. Nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default, which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of Bank are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of Bank to require strict performance by each Loan Party of each provision of any Loan Document to which such Loan Party is a party, except as expressly provided herein. Except as amended hereby, all terms and provisions and all rights and remedies of Bank under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

ARTICLE IV

Conditions Precedent

Section 4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Bank shall have received this Amendment properly executed by Borrower, Guarantors and Bank.

(b) Bank shall have a Guaranty, a Security Agreement and an Intellectual Property Security Agreement executed by the New Guarantors and in favor of Bank, all in form and substance satisfactory to Bank.

(c) Bank shall have received any and all guaranties, security agreements, pledge agreements, assignments, financing statements and other documents requested by Bank to evidence the Indebtedness or to create, protect or perfect the Liens upon the Collateral required by Bank as security for the Indebtedness and to accord Bank a perfected security position in the Collateral, subject only to Permitted Encumbrances.

(d) Bank shall have received true, correct and complete copies of the 2020 Subscription Agreement and all documents, instruments and other agreements executed in connection therewith, all of which shall be in form and substance satisfactory to Bank.

(e) Bank shall have received true, correct and complete copies of the KC Purchase Agreement and all documents, instruments and other agreements executed in connection therewith, including without limitation, the TSA Agreement, all of which shall be in form and substance satisfactory to Bank.

(f) Bank shall have received UCC searches, evidence of insurance, evidence of title and such other information as Bank may reasonably require, and all of the foregoing shall be in form and content acceptable to Bank.

(g) Bank shall have received copies of the organizational documents and evidence of existence, good standing, qualification to conduct business and authority for each New Guarantor and signatory on behalf of each New Guarantor.

(h) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof.

(i) No Default or Event of Default shall have occurred and be continuing.

(j) Bank shall have received payment of an amendment fee in an amount equal to $10,000, which amendment fee is deemed fully earned, due and payable as of the date hereof.

ARTICLE V

Ratifications, Representations and Warranties

Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of Borrower, Guarantors and Bank agree that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each Guarantor hereby consents and agrees to this Amendment and agrees that each Loan Document to which such Person is a party shall remain in full force and effect and shall continue to (a) in the case of the Guaranty, guarantee the Indebtedness (as defined in the Guaranty) and the other amounts and obligations as provided in the Guaranty, and (b) be the legal, valid and binding obligation of such Person and enforceable against such Person in accordance with its terms.

Section 5.2 Representations and Warranties. Each of Borrower and Guarantors hereby represents and warrants to the Bank that (a) with respect to Borrower, the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite company or other action on the part of Borrower and will not violate the charter or organizational documents of Borrower, (b) the representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except for such representations and warranties as are limited by their express terms to a specific date), and (c) effective upon the execution of this Amendment and the Loan Documents executed in connection herewith, no Default or Event of Default has occurred and is continuing.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

Section 6.2 Reference to Agreement. Each of the Credit Agreement, the Loan Documents and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement and the Loan Documents, as amended hereby, are hereby amended so that any reference in such documents to the Credit Agreement and the Loan Documents shall mean a reference to the Credit Agreement and the Loan Documents as amended hereby.

Section 6.3 Expenses of Bank. As provided in the Credit Agreement, each of Borrower agrees to pay on written demand all reasonable and documented costs and expenses incurred by Bank in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Bank’s legal counsel, and all costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Bank’s legal counsel.

Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank, each Borrower, each Guarantor, and their respective successors, assigns, heirs, executors and personal representatives, except neither Borrower, nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

Section 6.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. The signature of a party to any counterpart shall be sufficient to legally bind such party. Bank may remove the signature pages from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing the signatures of all parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, emailed portable document format (“pdf”), or tagged image file format (“tiff”) or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart of a signature page to this Amendment. Any party sending an executed counterpart of a signature page to this Amendment by facsimile, pdf, tiff or any other electronic means shall also send the original thereof to Bank within five (5) days thereafter, but failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.9 ENTIRE AGREEMENT. THE CREDIT AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE CREDIT AGREEMENT OR THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 6.10 INDEMNIFICATION OF BANK. EACH OF THE LOAN PARTIES HEREBY AGREES TO INDEMNIFY BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AFFILIATES, AND AGENTS (COLLECTIVELY, “RELEASED PARTIES”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) ANY AND ALL FAILURES BY SUCH LOAN PARTY TO COMPLY WITH ITS AGREEMENTS CONTAINED IN THE LOAN DOCUMENTS, (b) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (c) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF, (d) ANY BREACH PRIOR TO THE DATE HEREOF BY SUCH LOAN PARTY OR SUMMIT OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS OR (e) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING (COLLECTIVELY, “RELEASED CLAIMS”). WITHOUT LIMITING ANY PROVISION OF THIS AMENDMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 6.11 WAIVER AND RELEASE. TO INDUCE BANK TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OF THE LOAN PARTIES REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT IT OR HE HAS NO CLAIMS AGAINST RELEASED PARTIES AND IN ACCORDANCE THEREWITH IT:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT; AND

(b) RELEASE. RELEASES, ACQUITS AND FOREVER DISCHARGES RELEASED PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, COUNTERCLAIMS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, BONDS, BILLS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH LOAN PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS DIRECTLY OR INDIRECTLY CONTEMPLATED THEREBY.

Section 6.12 COVENANT NOT TO SUE. EACH OF THE LOAN PARTIES FURTHER COVENANTS NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVES ANY AND ALL DEFENSES IT OR HE MAY HAVE IN CONNECTION WITH ITS OR HIS OBLIGATIONS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS. THIS SECTION IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY SUCH LOAN PARTY IN FAVOR OF THE RELEASED PARTIES.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

Executed as of the date first written above.

BORROWER:

Stratos Management Systems, Inc. (f/k/a Tango Merger Sub Corp.) and

By:	/s/ Thomas H. King
Thomas H. King
Treasurer and Secretary

American Virtual Cloud Technologies, Inc.
(f/k/a Pensare Acquisition Corp.)

By:	/s/ Thomas H. King
Thomas H. King
Chief Financial Officer

GUARANTORS:

COMPUTEX, INC.
FIRST BYTE COMPUTERS, INC.
eNETsolutions, L.L.C.
KANDY COMMUNICATIONS LLC

By:	/s/ Thomas H. King
Thomas H. King
Treasurer and Secretary of each entity listed above

AVCTECHNOLOGIES USA INC.

By:	/s/ Thomas H. King
Thomas H. King
Chief Financial Officer

BANK:

COMERICA BANK

By:	/s/ Chris D. Reed
Chris D. Reed
Vice President

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